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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                GeneScreen, Inc.,
                             a Delaware corporation

                              GeneShield.com, Inc.,
                             a Delaware corporation

                       Orchid BioSciences Europe Limited,
                         a U.K. private limited company